UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders (the “Meeting”) of SVB Financial Group (the “Company”) was held on April 26, 2012. As of the applicable record date of February 28, 2012, there were 43,788,864 shares of the Company’s common stock outstanding and entitled to vote at the Meeting, of which a total of 41,215,972 shares of common stock, or 94.12 percent of the shares outstanding and entitled to vote, were represented at the Meeting in person or by proxy. At the Meeting, the stockholders: (i) elected all twelve of the Company’s directors for the ensuing year, (ii) approved the Company’s amended and restated 2006 Equity Incentive Plan, (iii) ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm, and (iv) approved, on an advisory basis, the Company’s executive compensation (“Say on Pay”).

The voting results were as follows:

	FOR	AGAINST	WITHHELD/ ABSTAIN	BROKER NON-VOTES
Election of Directors:
Greg W. Becker	36,405,827		1,947,660	2,862,485
Eric A. Benhamou	35,927,670		2,425,817	2,862,485
David M. Clapper	36,396,862		1,956,625	2,862,485
Roger F. Dunbar	36,396,844		1,956,643	2,862,485
Joel P. Friedman	36,396,268		1,957,219	2,862,485
C. Richard Kramlich	36,360,095		1,993,392	2,862,485
Lata Krishnan	36,403,551		1,949,936	2,862,485
Jeffrey N. Maggioncalda	38,181,851		171,636	2,862,485
Kate D. Mitchell	36,155,550		2,197,937	2,862,485
John F. Robinson	36,403,607		1,949,880	2,862,485
Garen K. Staglin	38,128,842		224,645	2,862,485
Kyung H. Yoon	36,148,728		2,204,759	2,862,485
Approval of the Company’s amended and restated 2006 Equity Incentive Plan to reserve an additional 2,100,000 shares of common stock for issuance thereunder.	30,588,421	7,527,361	237,705	2,862,485
Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2012.	40,806,962	402,384	6,626	0
Advisory Say on Pay vote.	35,921,513	2,255,383	176,591	2,862,485

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2012	SVB FINANCIAL GROUP

	By:	/s/ GREG BECKER
	Name:	Greg Becker
	Title:	President and Chief Executive Officer